Exhibit 32
Certification Accompanying Form 10-K of XL Group Ltd
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. 1350(a) and (b))
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. 1350(a) and (b)), each of the undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the period ended December 31, 2017 of XL Group Ltd (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 23, 2018

/s/ MICHAEL S. MCGAVICK

Michael S. McGavick
Chief Executive Officer
XL Group Ltd

Dated:	February 23, 2018

/s/ STEPHEN ROBB

Stephen Robb
Executive Vice President and
Chief Financial Officer
XL Group Ltd
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to XL Group Ltd and will be retained by XL Group Ltd and furnished to the Securities and Exchange Commission or its staff upon request.